3rd Quarter 2020 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 3rd Quarter 2020 October 21, 2020 1

Cautionary statements 3rd Quarter 2020 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 1st Quarter 2020 Sandro DiNello, CEO

Strategic highlights 3rd Quarter 2020 • Supporting employees, communities and customers during the pandemic, with focus on their health, safety and Unique financial well-being relationship-based business model • Diverse revenue streams and flexible balance sheet produced strong results in declining interest rate environment by capitalizing on the resulting beneficial mortgage market • Well diversified loan portfolio, with no outsized exposure to any geography or industry reflects our disciplined Grow community approach to growing the Community Bank banking and servicing • Servicing business produced consistent results for the quarter, while also highlighting our competitive advantage as the subservicing business is housed within a well capitalized Bank with ample liquidity • Leveraged multi-channel origination platform to generate solid fallout adjusted lock growth, even with most of our staff Strengthen working remotely during the quarter mortgage • Invested in people and technology, expanding retail and generating more business in the most profitable channels Highly profitable • Delivered strong pre-provision net revenue despite the volatility in the market that was caused from the COVID-19 operations pandemic • Durable business model well-positioned to weather the storm--profitability is strong--capital is strong--allowance is Positioned to thrive strong--and liquidity is strong in any market • Maintaining quarterly dividend--demonstrating a commitment to return capital to our shareholders while still being prudent in managing our balance sheet in these uncertain times 4

Financial Overview 1st Quarter 2020 Jim Ciroli, CFO

Financial highlights 3rd Quarter 2020 • Net income of $222mm, or $3.88 per diluted share, in 3Q20 • Pre-tax, pre-provision net revenue of $327mm in 3Q20, an increase of $77mm vs. 2Q20, demonstrating ability to generate strong Solid earnings earnings in a volatile market • Grew TBV per share $7.98, or 29%, to $35.60 per share at 9/30/20, compared to $27.62 per share at 9/30/19 • Net interest margin, excluding the impact from loans with government guarantees that have not been repurchased was 2.94% for the Growth in quarter, up 6 basis points, vs. 2Q20 community banking - Performance driven by higher levels of warehouse loans and the impact of lower rates on deposit and borrowing costs and servicing - Low funding rates locked in using interest rate swaps and LT advances with terms from 3 to 7 years • Consistent servicing results as total loans serviced increased 100k, to 1.1 million loans at period end • Mortgage revenue(1) of $358mm, up $63mm vs. 2Q20 as FOALs were up 8% and margin expanded 12 basis points - Gain on sale margin of 2.31%, up 12 basis points vs. 2Q20, due largely to the gain booked on an RMBS transaction and other Mortgage revenue execution improvements. - $20mm increase in the return on MSR which normalized following the MSR valuation decrease caused by rising prepayment speeds in Q2 2020 which did not reoccur. • Asset quality strong as net charge-offs were only 5 basis points and nonperforming loan ratio remained low Strong asset • Increased credit reserves to $280mm at 9/30/20, driven by credit changes and qualitative factor adjustments ($63mm at 9/31/20) quality • Credit reserves covered 1.70% of loans HFI, or 3.07% excluding warehouse loans at 9/30/20 • Total risk based capital ratio at 11.3% - Total risk based capital ratio would have been 13.4% if the risk-weighting of warehouse loans were adjusted to 50% to reflect the Robust capital risk weightings of the assets that fully collateralized the loans position - $291mm of excess total risk-based capital over the minimum level needed to be considered well-capitalized. • Tier 1 leverage ratio at 8.0% and CET1 ratio at 9.2% remained strong 1. Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs. 6

Quarterly income comparison

3rd Quarter 2020

$mm

	3Q20	2Q20	$ Variance	% Variance
Net interest income	$180	$168	$12	7%
Net gain on loan sales	346	303	43	14%
Loan fees and charges	45	41	4	10%
Loan administration income	26	21	5	24%
Net return (loss) on mortgage servicing rights	12	(8)	20	N/M
Other noninterest income	23	21	2	10%
Total noninterest income	452	378	74	20%
Pre-provision total revenue	632	546	86	16%
Compensation and benefits	123	116	7	6%
Commissions and loan processing expense	96	86	10	12%
Other noninterest expenses	86	94	(8)	(9%)
Total noninterest expense	305	296	9	3%
Pretax, pre-provision net revenue	**327**	**250**	**77**	**31%**
Provision for credit losses	32	102	(70)	(69%)
Income before income taxes	**295**	**148**	**147**	**99%**
Provision for income taxes	73	32	41	128%
Net income	**$222**	**$116**	**$106**	**91%**
Diluted income per share	**$3.88**	**$2.03**	**$1.85**	**91%**
Profitability				
Net interest margin	2.78%	2.86%	(8) bps	
Net interest margin, excl. LGG repurchase obligation	2.94%	2.88%	6 bps	
Net gain on loan sales / total revenue	55%	55%	-	
Mortgage rate lock commitments, fallout adjusted (1)	$15,000	$13,800	$1,200	9%
Mortgage closings (1)	$14,400	$12,200	$2,200	18%
Net gain on loan sale margin, HFS	2.31%	2.19%	12 bps	

N/M = not meaningful

Observations

Net interest income

- Net interest income increased $12mm, or 7%
  - Average earning assets increased 9% driven by warehouse loan growth.
  - Average deposits increased 10%, due to $1.1bn billion in custodial deposits, $0.3bn in noninterest-bearing retail deposits, and $0.3bn increase in government deposits (seasonal tax payments)
  - Net interest margin, excluding LGG that have not been repurchased, expanded 6 basis points to 2.94% compared to the prior quarter driven by a shift in mix to higher yielding loans and managing deposit costs lower.

Noninterest income

- Noninterest income up $74mm, or 20%
  - Net gain on loan sale margin increased 12 basis points, to 2.31%, due largely to the gain booked on a RMBS transaction this quarter and other execution improvements..
  - FOALs increased 1.2bn as historically low interest rates continue to fuel a strong refinance market.

Noninterest expense

- Noninterest expense up $9mm, or 3%, refer to slide 9 for more details

1. Rounded to the nearest hundred million

7

Flagstar Bancorp

Net interest income 3rd Quarter 2020 Average interest earning assets & yields ($bn) Average liabilities and rate ($bn) LHFS Consumer LHFI Commercial LHFI Other Retail Deposits Other Deposits FHLB Borrowings LT Debt $25.7 $23.6 $23.7 $23.0 $20.3 $20.7 0.5 0.5 $20.7 $21.2 5.3 $18.8 3.5 $19.0 4.5 0.5 0.5 4.8 0.5 3.3 4.1 2.4 3.9 4.4 3.6 8.3 8.9 10.4 7.0 7.2 6.9 5.3 5.4 5.4 6.7 4.9 4.9 4.7 4.5 4.9 10.5 10.5 10.4 10.8 11.3 3.8 5.2 5.2 5.6 5.6 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 4.27% 4.04% 3.78% 3.38% 3.16% 1.23% 1.16% 1.03% 0.57% 0.44% Warehouse- $7.6bn (EOP-09/30/20) CRE - $3.0bn (EOP-09/30/20) C&I - $1.5bn (EOP-09/30/20) 5% 12% 19% 21% 8% 17% 3% 2% 2% 81% 2% 72% 56% LIBOR w/Floor > 0 Prime w/Floor > 0 LIBOR w/Floor = 0 LIBOR w/Floor > 0 Prime w/Floor = 0 LIBOR w/Floor = 0 Fixed Rate LIBOR w/Floor > 0 LIBOR w/Floor = 0 Prime w/Floor > 0 Fixed Rate LIBOR no Floor Prime w/Floor = 0 No Floor Prime w/Floor > 0 8

Noninterest income and expense

3rd Quarter 2020

Noninterest income ($mm)


Mortgage Revenue
Loan Fees
Loan Admin
Other
$171
29
5
29
108
3Q19
$162
26
8
30
98
4Q19
$157
23
12
26
96
1Q20
$378
21
21
41
295
2Q20
$452
23
26
45
358
3Q20

Noninterest expense ($mm)


Comp & Benefits
Commissions
Loan Processing
Other
$235
77
22
38
98
3Q19
$245
88
20
35
102
4Q19
$235
84
20
29
102
1Q20
$296
94
25
61
116
2Q20
$305
86
24
72
123
3Q20

Noninterest income

- Noninterest income up $74mm, or 20%
  - Mortgage revenue increased $63mm to $358mm, compared to prior quarter as net gain on loan sale margin increased 12 basis points largely due to the gain we booked on our RMBS transaction this quarter and other execution improvements, an 8% increase in FOALs, and a $20mm increase in the return on MSR.
  - Loan admin income improved $5mm due to a decline in the LIBOR-based credit that we provide to our sub-servicing customers and from a higher level of fees for loans in forbearance.

Noninterest expense

- Noninterest expense up $9mm, or 3%
  - Mortgage expenses were flat quarter over quarter, despite the increase in originations. The ratio of mortgage noninterest expense to closings declined due to certain expenses in the second quarter that did not reoccur and are not expected to reoccur in the future, including certain performance incentives related to our Opes Advisors division.
  - Non-mortgage expense increased $10mm primarily due to the capitalization of origination costs in the second quarter for the PPP loans and the accelerated vesting of certain components of executive compensation that resulted from the most recent secondary share offering.

9
Flagstar Bancorp

Asset quality 3rd Quarter 2020 Delinquencies(1) (% of loans HFI) NPLs and performing TDRs ($mm) Performing TDRs Consumer NPLs Commercial NPL $84 $73 0.40% $66 10 0.36% $65 $64 0.33% 0.32% 0.30% 33 35 26 26 29 39 38 37 40 39 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 Allowance coverage(2) (% of loans HFI) Nonperforming loan and asset ratios (3) (3) Total Total excl. Warehouse NPA/LHFI & OREOs NPL & TDRs/LHFI NPA/Total Assets 3.1% 2.6% 0.31% 0.29% 0.30% 0.28% 0.27% 1.5% 0.28% 1.2% 1.1% 1.7% 1.7% 0.21% 0.21% 0.21% 0.22% 0.16% 0.17% 1.1% 0.15% 0.14% 0.14% 0.9% 0.9% 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 1. Includes early stage delinquencies, defined as 30 to 89 days past due and nonaccrual loans 2. Excludes loans carried under the fair value option and loans with government guarantees. 10 3. Excludes loans held-for-sale

Current Expected Credit Loss (“CECL”) 3rd Quarter 2020 Allowance for credit losses ($mm) CECL methodology - Forecast • Used 2-year forecasts as of September reflecting the continued economic distress caused by COVID weighted 40% base, 30% adverse and 30% growth • Composite forecast contemplates unemployment ending the year at 10%, and recovers only slightly in 2021 • GDP similarly recovers only slightly by the end of the year from current levels and won’t return to near pre- COVID level until mid-2024 • HPI decreases about 2% from mid-2020 through 2021 • Qualitative adjustments reflect best estimate of COVID-19 impact on portfolios including estimated impact of government stimulus, forbearance/payment holidays and Fed programs 1. New loans and aging of existing portfolio 2. COVID impact sectors 3. Changes to macro-economic variables and forecast scenarios 4. Changes to underlying credit conditions 11

COVID-19 impacted industry exposure 3rd Quarter 2020 Commercial Exposure - $1.0 billion, 5.7% of LHFI Commercial & Industrial Loans $87 million UPB / 0.5% of loans Automotive Manufacturing, automotive suppliers $1.3 million deferrals to date $131 million / 0.8% of loans Leisure & Entertainment Includes restaurants, churches, theatres, etc. $0.2 million deferrals to date $40 million / 0.2% of loans Healthcare Hospitals, HMO Medical Centers No loans in deferral Commercial Real Estate Loans ~ 80% in footprint; 73% are neighborhood $300 million / 1.8% of loans (45 loans) Retail centers or single-tenant properties No loans in deferral Marriott, Hilton, IHG and Hyatt flagship hotels $261 million / 1.6% of loans (20 loans) Hotel comprise 78% of portfolio $28 million in requested deferrals to date(1) Geographically diverse; facilities in 8 different $118 million / 0.7% of loans (16 loans) Senior Housing metro areas. All have recourse to strong No loans in deferral borrowers 1. All hotel deferrals expired on October 1, 2020 12

Capital 3rd Quarter 2020 Flagstar Bancorp Total Risk Based Capital Ratio Observations 3Q20 Tier 1 CET-1 Tier 1 Total RBC Leverage to RWA to RWA to RWA 3Q20 8.0% 9.2% 10.3% 11.3% 2Q20 7.8% 9.1% 10.3% 11.3% • Total risk based capital ratio of 11.3% 11.2% 11.3% o Total risk based capital ratio would have been 13.4% if the risk-weighting of warehouse loans were adjusted to 50% to reflect the risk weightings of the assets that fully collateralized the loan o Warehouse lending—100% risk weight– has had under $5mm of losses, cumulatively, over the last 12 years o 962 basis points of total risk based capital attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased • Tier 1 leverage ratio ended quarter at 8.0% o 666 basis points of tier 1 leverage attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased 13

Business Segment Overview 1st Quarter 2020 Reggie Davis, President of Banking

Deposits and Lending Portfolio and strategy overview 3rd Quarter 2020 Total average deposits $19.6bn Total average LHFI $14.8bn Savings Brokered C&I 1st Mortgage CRE 19% 5% 11% 18% DDA 20% 19% CD 9% Government Warehouse 2nds, HELOC 7% MMDA 38% Custodial & other 4% 37% 13% Total: $19.6 bn Total: $14.8 bn 0.33% cost of total deposits(1) 3.71% LHFI yield • Flagstar gathers deposits from consumers, businesses • Flagstar’s largest category of earning assets consists of and select governmental entities loans held-for-investment which averaged $14.8bn during 3Q20 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – Today, we are focused on growing DDA balances with consumer, business banking and commercial – C&I / CRE lending is an important growth strategy, relationships offering risk diversification and asset sensitivity – We additionally maintain depository relationships in – Warehouse lending to both originators that sell to Flagstar connection with our mortgage origination and servicing and those who sell to other investors businesses, and with governmental entities – Cost of total deposits(1) equal to 0.33%, down 15 basis points from 0.48% in 2Q20 1. Total deposits include noninterest bearing deposits. 2. Includes deposits from commercial and business banking customers. 15

Commercial lending

Diversified relationship-based approach

3rd Quarter 2020

Overview

Warehouse	• Warehouse lines with approximately 345 active relationships nationwide, of which approximately 74% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Warehouse - $7.6bn (09/30/20)

% Advances sold to Flagstar



~230 borrowers sell <25%
~56 borrowers sell >75%
~59 borrowers sell 25% - 75%

Commercial Real Estate - $3.0bn (09/30/20)

Property type



Hotel/motel 8%
Home Building 26%
Office 9%
Multi Family 22%
Other 12%
Retail 10%
Owner Occupied 14%

Commercial & Industrial - $1.5bn (09/30/20)

Industry



Services 22%
Manufacturing 17%
Healthcare 3%
Financial, insurance & real estate 45%
Distribution 8%
Government & education 4%
Other 1%

16

Flagstar Bancorp

Business Segment Overview 1st Quarter 2020 Lee Smith, President of Mortgage

Flagstar's one-stop-shop mortgage model

3rd Quarter 2020

Bank Synergies

- Warehouse Lending
- MSR and Servicing Advance Lending
- Custodial Deposits – fund balance sheet
- HELOCs

Sales – multi channel
- TPO
- Distributed Retail
- Direct Lending
- People
- Products
- CRA

Secondary & Cap Markets
- Pricing & Hedging
- Outlets
  - Sales
  - Securitizations
  - Retain on B/S


Mortgage Originations
Capacity & Quality
Mortgage Operations
Sub-servicing Opportunities
Mortgage Servicing
Recapture and Retention
MORTGAGE BANKING & SERVICING
Teamwork
Customer Satisfaction
Risk & Compliance
Optimize Results

Performing
- Growth & Scale
- Customer Feedback
- Risk and Compliance
- Other Revenue Opportunities

Default
- Risk and compliance
- Delinquency Mgt
- Forbearance Mgt
- Claims process
- Minimize losses

MSR Creation
- Sale and retain subservicing
- Retain MSR
  - Agency
  - GNMA
- Protect asset

Mortgage Ops
- Service
- Multi skilled operators
- Risk and Compliance
- Variable cost model
- Support

18

Flagstar Bancorp

Mortgage originations 3rd Quarter 2020 Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) Gain on loan sale ($mm) Gain on sale margin (HFS) Correspondent Bulk Broker Distributed Retail Direct Lending 2.19% 2.31% $15.0 $13.8 1.0 $346 1.2 $11.2 3.7 $303 $9.2 1.0 3.0 1.23% 1.20% 0.4 $8.2 2.2 2.4 2.0 1.7 0.4 0.80% 1.3 1.4 2.3 1.2 1.0 2.4 $110 2.1 2.2 $101 $90 2.0 5.1 5.8 3.8 3.5 4.2 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Purchase 44% 41% 36% 35% 33% Mix % Closings by mortgage type ($bn) Closings by purpose and expense ratio ($bn) Conventional Jumbo Government Purchase originations Refinance originations Mortgage expense 1.22% $14.4 1.11% 1.12% 1.12% 0.3 1.02% $12.2 1.6 0.9 $14.4 $9.3 $9.3 1.2 $8.6 $12.2 1.9 2.0 1.8 $9.3 $9.3 $8.6 1.8 9.0 1.8 1.6 12.5 7.8 10.1 4.8 5.7 5.5 5.6 5.5 5.2 5.4 4.5 3.6 3.1 4.4 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Retail 24% 23% 23% 30% 31% Mix % 19

Mortgage servicing 3rd Quarter 2020 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 1,091 1,082 1,105 $6.6 994 1,043 $5.4 $4.9 4.4 919 917 855 894 827 4.4 $1.0 2.2 $0.8 1.0 107 105 102 123 149 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 3Q19 4Q19 1Q20 2Q20 3Q20 Average custodial deposits ($bn) MSR / CET1 (Bancorp) $7.3 $6.2 20% 20% $4.8 $4.8 16% $4.5 15% 13% 3Q19 4Q19 1Q20 2Q20 3Q20 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 20

Supporting consumer needs 3rd Quarter 2020 Consumer Forbearance as of 9/30/2020 (UPB in $mm) (1) (2) Forbearance Requests (accounts) • Significant decrease in new forbearance requests since middle of April 28,675 • 28% of residential first lien borrowers who have requested forbearance have made their July, August and September payments and not taken advantage of the forbearance option. • Proactive customer outreach to evaluate readiness to 5,134 return to payment or need for further assistance 1,526 646 870 687 849 • Stable early-stage delinquency trends for loans not in forbearance 2/29/2020 3/31/2020 4/30/2020 5/31/2020 6/30/2020 7/31/2020 8/30/2020 9/30/2020 1. Includes temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets. 2. Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government 21 guarantees (residential first mortgage), and repossessed assets.

Appendix 1st Quarter 2020 Company overview 23 Community banking 26 Mortgage servicing 37 Mortgage originations 40 Financial performance 42 Capital and liquidity 44 Valuation 47 Non-GAAP reconciliation 48

Company Overview Flagstar at a glance 3rd Quarter 2020 Corporate Overview • Traded on the NYSE (FBC) 160 87 Flagstar Retail home • Headquartered in Troy, MI Bank lending Branches Offices(1) • Market capitalization $1.9bn • Member of the Russell 2000 Index Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $29.5bn of assets and $19.9bn of deposits • 210k household & over 27k business relationships Mortgage origination • 6th largest bank originator of residential mortgages ($44.5bn during twelve months ended September 30, 2020) • Scalable platform originating business in all channels and all 50 states including 87 retail home lending offices • More than 1,000 correspondent and more than Operations center 1,300 broker relationships Mortgage servicing • 6th largest sub-servicer of mortgage loans nationwide • Servicing 1.1 million loans as of September 30, 2020 • Efficiently priced deposits from escrow balances 1. Includes seven home lending offices located in banking branches. 23

COMPANY OVERVIEW
3rd Quarter 2020

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
Meagan Belfinger

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking and Servicing
Lee Smith

- Effective since September 2020.. Previously COO for 7 years May 2013 – Aug 2020.
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive expe-rience in financial management and operations

Community Banking
Reggie Davis

- More than 35 years of banking experience with Suntrust, Royal Bank of Canada, and Wachovia

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

Corporate Responsibility
Beth Correa

- Started as Director of Corporate Responsibility on 3/19
- With Flagstar since 2011 and has more than 30 years of banking experience with NBD, Chase, and Comerica

24 Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 263 FTEs(1) 3rd Quarter 2020 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Information MFIU Fraud Regulatory Operational Vendor Credit Appraisal Crimes Compliance Security Investigations Affairs Risk Management Officer Review (BSA/AML) FTEs 66 23 48 13 4 13 50 14 32 1. Does not include 29 FTEs in internal audit as of 09/30/2020. 25

COMMUNITY BANKING Higher net interest income is stabilizing earnings 3rd Quarter 2020 ● Achieving earning asset growth while continuing to grow net interest income - Strong net interest margin management ● Transition to more stable net interest income Average earning assets and net interest income (1) (2) Net interest income ($mm) Average earning assets ($bn) $24.3 $23.6 CAGR 19% $20.7 $21.2 $19.0 $180 CAGR 22% $17.8 $16.8 $168 $16.0 $16.4 $16.3 $15.4 $15.4 $152 $14.7 $146 $148 $14.0 $138 $12.3 $12.8 $12.3 $124 $123 $126 $115 $103 $107 $106 $97 $87 $80 $83 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q203Q20 Adjusted (1) (2) (2) 2.58% 2.67% 2.67% 2.77% 2.78% 2.76% 2.76% 2.86% 2.93% 2.99% 3.09% 3.08% 3.05% 2.93% 2.81% 2.88% 2.94% NIM: 1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long- term FHLB advances. Please see reconciliations on page 48 - 49. 2. References non-GAAP number as it excludes impact of $0.1 billion (2Q20) and $1.4 billion (3Q20) of average balance of loans with government guarantees that have 26 not been repurchased and do not accrue interest. Please see reconciliations on page 48 - 49.

COMMUNITY BANKING
3rd Quarter 2020

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[1], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2020 Rank				Deposits as of 9/30/2020 ($mm)		%YoY
Overall	MI-based	Institution	Branches	Total	Share	Change
1		Chase	208	$63,501	22%	43%
2		Comerica	194	35,492	12%	22%
3		Bank of America	92	29,285	10%	28%
4		Fifth Third	191	21,632	8%	30%
5		PNC	164	21,220	7%	25%
6	1	TCF Financial	225	20,073	7%	22%
7		Huntington	288	19,670	7%	17%
8	2	Flagstar	114	17,184	6%	32%
9		Citizens	82	6,372	2%	10%
10		Independent	66	3,561	1%	18%
		Top 10	1,624	$237,991	84%	29%

Key Markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI	Proj HHI growth[4]	Proj pop growth[4]
Oakland County, MI	$ 5,922	50.1%	8.1%	$ 86,562	10.7%	1.4%
Grand Rapids, MI MSA	392	3.3%	1.4%	68,835	10.2%	2.7%
Ann Arbor, MI MSA	265	2.2%	2.3%	78,844	12.5%	1.7%
Fort Wayne, IN[1]	808	6.8%	6.7%	60,699	9.4%	2.9%
Key Midwest Markets[2]	7,387	62.4%	6.0%	82,516	10.6%	1.6%
San Bernardino County, CA[3]	658	5.6%	1.0%	71,365	12.8%	3.6%
National aggregate				**$ 67,761**	**9.0%**	**2.9%**

Source: S&P Global Market Intelligence; Note: Deposit data as of September 30, 2020 and projections based on 2020 estimates; MI-based banks highlighted.
1. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
2. Key Midwest Markets Median HHI, based on Flagstar's portfolio.
3. Deposit data is based on High Desert Region of San Bernardino County, CA. projected HHI growth and projected population growth are deposit weighted
4. 2021–2026 CAGR.

27 Flagstar Bancorp

COMMUNITY BANKING Community banking 3rd Quarter 2020 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $10.4 $17.1 $15.5 $8.9 $13.6 $7.2 $12.1 $12.2 $6.9 $6.9 5.7 9.8 3.8 7.9 6.2 2.5 2.7 2.3 4.8 4.7 3.1 2.6 2.8 2.9 3.0 4.1 4.8 4.8 4.7 4.6 1.8 1.7 1.7 2.0 1.7 3.2 2.7 2.6 2.9 2.7 3Q19 4Q19 1Q20 2Q20 3Q20 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $19.6 $4.9 $4.9 $4.9 $4.7 $4.5 $17.7 $15.8 $15.9 $15.8 1.6 1.7 1.8 1.9 7.3 1.9 6.2 4.6 4.8 4.8 1.4 1.2 1.2 1.1 1.1 3.3 3.2 3.1 2.8 2.6 9.3 9.3 9.3 9.7 9.9 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 1. Includes custodial deposits which are included as part of mortgage servicing. 28

COMMUNITY BANKING Commercial real estate portfolio detail 3rd Quarter 2020 Commercial Real Estate ($bn) Portfolio Characteristics • Average LTV ~53% and DSC ~2.4% • 84% LIBOR / 13% Prime Rate / 3% Fixed Rate • Over 97% of portfolio has Prime and LIBOR rate floors at or greater than 0% • Shared National Credits ~6% of portfolio State Breakdown Property Breakdown Retail Owner Occupied Other 10% 14% 12% Michigan Texas 40% 12% California Multi Family Office 10% 22% 9% Other Colorado Hotel/motel 28% Home Building 5% 8% 26% Florida 5% 29

COMMUNITY BANKING Commercial and industrial portfolio detail 3rd Quarter 2020 Commercial & Industrial ($bn) Portfolio Characteristics NBV Commitment % Utilization • 77% LIBOR / 16% Fixed Rate / 7% Prime Rate Financial & Insurance$ 0.5 $ 0.9 56.8% Services 0.3 0.5 67.2% • Approximately 79% of portfolio has Prime and LIBOR Manufacturing 0.3 0.4 68.4% rate floors at or greater than 0% Home Builder Finance 0.1 0.3 23.5% Rental & Leasing 0.1 0.2 56.2% • Shared national credits ~42% of portfolio Payroll Protect - PPP 0.0 0.0 98.8% All Other 0.2 0.4 67.3% Total C&I$ 1.5 $ 2.6 58.1% State Breakdown Industry Breakdown OH 4% IN Manufacturing CA 3% 17% 8% Services WI 22% MI 1% Healthcare 36% TX 3% 9% Financial, Distribution MN insurance & 8% 5% real estate Government & Other NY 45% 22% 4% education SC 4% CT 4% Other 4% 1% 30

COMMUNITY BANKING Allowance for credit losses 3rd Quarter 2020 June 30, 2020 September 30, 2020 Amount(1) % of LHFI Amount(1) % of LHFI ($ in millions) Consumer: Residential First Mortgage $ 60 2.2% $ 52 2.1% Home Equity 28 2.9% 29 3.1% Other Consumer 36 4.0% 39 4.0% Total Consumer 124 2.7% 120 2.7% Commercial: Commercial Real Estate 99 3.3% 106 3.5% Commercial and Industrial 26 1.3% 47 3.1% Warehouse Lending 1 0.0% 7 0.1% Total Commercial 126 1.2% 160 1.3% Total Credit Reserve $ 250 1.7% $ 280 1.7% Total Credit Reserve Excluding Warehouse $ 249 2.6% $ 273 3.1% 1. Includes reserve for unfunded commitment of $25 million and $21 million at 9/30/20 and 6/30/20, respectively 31

COMMUNITY BANKING
3rd Quarter 2020

Warehouse lending

- National relationship-based lending platform
- Attractive asset class with good spreads and low credit risk
- Scalable platform supports current total commitments of $9.8 billion
- Flagstar is well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations
- **Collateral Breakdown:** Agency & Conventional 74.8% Government 22.5% / Jumbo 2.3% / Non-QM 0.4%

Lenders ranked by commitments ($mm)

Rank	Institution	YOY Growth	2Q20 Total	2Q20 Share
1	JPMorgan Chase	27%	$19,000	16%
2	First Horizon	35%	9,433	8%
3	Texas Capital	24%	8,972	8%
4	TIAA FSB (Everbank)	23%	8,000	7%
5	Flagstar Bancorp	87%	7,950	7%
6	Merchants Bank	118%	7,200	6%
7	Truist	74%	6,778	6%
8	Wells Fargo	18%	6,500	6%
9	Comerica	2%	4,200	4%
10	U.S. Bancorp	18%	4,120	4%
	Top 10	36%	$82,153	71%

Source: Inside Mortgage Finance as of August 2020

FBC warehouse loan commitments ($bn)


Outstandings
Unfunded Commitments
$4.8
1.6
3.2
$4.7
1.9
2.8
$6.2
2.2
4.0
$7.9
2.7
5.2
$9.8
2.2
7.6
9/30/2019
12/31/2019
3/31/2020
6/30/2020
9/30/2020

Net chargeoffs


NCO ($mm)
NCO Rate (bps)
6 bps annual loss rate since 2006
29
22
17
17
1
$1.0
$1.1
$1.2
$1.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
3Q 2020

32
Flagstar Bancorp

COMMUNITY BANKING Home builder finance 3rd Quarter 2020 Overview Tightening housing supply Existing home sales (mm) Months supply of existing homes for sale ● National relationship-based lending platform launched in 1Q16 (left axis) (right axis) - Attractive asset class with good spreads (~375 bps) 8 12 7 - Meaningful cross-sell opportunities including warehouse loans, 10 commercial deposits and purchase originations 6 8 ● Flagstar is well positioned 5 - Focused on markets with strong housing fundamentals and 4 6 higher growth potential 3 4 - We have direct relationships with 10 of the top 10 and do 2 2 business with 56 of the top 100 builders nationwide (74 of the 1 top 200) through June. 0 - 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Source: Bloomberg (through 9/30/20) Home builder finance footprint Home builder loan commitments(1) ($mm) Unpaid principal balance Unused $2,175 $2,015 $2,101 $2,022 $2,013 $1,186 $1,154 $1,106 $1,065 $1,161 $909 $989 $947 $957 $852 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 1. Commitments are for loans classified as commercial real estate and commercial & industrial. 33

COMMUNITY BANKING Leverage lending and SNCs 3rd Quarter 2020 Leverage lending commentary Shared national credits “SNCs” commentary • Average UPB of ~$12 million per loan • 66 borrowers, average UPB of $13 million and average commitment of $23 million • No nonperforming loans as of 9/30/20 • Total SNC breakdown: C&I ~71% / CRE ~21% / Warehouse ~8% • Loans totaling $14 million of commitments are rated as special mention or substandard • We are the lead bank in 17% of these deals and this percentage continues to grow • SNCs comprised $211 million of total leveraged loan UPB • No nonperforming loans as of 9/30/20 • Loans totaling $26 million are rated as special mention or substandard Portfolio Composition - $0.3bn UPB (9/30/20) Portfolio Composition - $ 0.9bn UPB (9/30/20) Rental & Financials & Leasing Insurance 17% 24% Services 16% Services 32% Distribution Manufacturing 6% 17% Manufacturing Healthcare 50% 4% Financial & Healthcare Insurance 2% Distribution 30% 2% 34

COMMUNITY BANKING Supporting commercial clients needs 3rd Quarter 2020 Commercial UPB deferrals as of 9/30/2020 ($mm) % of % of # of As of Portfolio # of As of Portfolio Commercial Deferrals ($mm) Borrowers 9/31/2020 Deferred Borrowers 6/30/2020Deferred ($) Change Automotive 1 $ 1.3 1.5% 8 $ 44.1 28.4%$ (42.8) Leisure & Entertainment 2 0.2 0.1% 13 14.7 12.1% (14.5) Healthcare - - 0.0% 14 3.6 9.0% (3.6) Other 11 7.1 0.6% 70 108.5 6.6% (101.3) Total C&I Deferrals 14 8.6 0.6% 105 170.8 8.7% (162.2) Retail - - 0.0% 24 90.6 29.1% (90.6) Hotel 3 28.1 10.8% 12 131.8 56.4% (103.7) Senior Housing - - 0.0% 1 7.3 5.0% (7.3) Other 7 10.7 0.4% 122 239.2 10.3% (228.5) Total CRE Deferrals 10 38.8 1.3% 135 378.3 12.5% (339.5) Total Commercial Deferrals 24 $ 47.4 1.0% 240 $ 549.1 11.0%$ (501.7) • All hotel deferrals expired on October 1, 2020. • All commercial loans requesting deferral were initially granted a 90 day deferral. If an extension was requested of the original 90 day deferral, borrower would be required to provide adequate justification for the extension. 35

COMMUNITY BANKING
3rd Quarter 2020

COVID Impacted Sectors – CRE

as of September 30, 2020 ($mm)

($mm)	UPB	% of LHFI	Portfolio Characteristics: Median Loan Size	Top 10 Borrowers	Total Borrowers	SNCs	Footprint Exposure	Construction	Credit Quality: $ Deferred	$ Past Due	$ NPLs	Watch	Credit Metrics (Pre-: DSC	LTV	Occ
Retail	$ 300	1.8%	$ 2.2	49%	45	$ 19	77%	3%	$ -	$ -	$ -	18%	1.7	48%	95%
Hotel	261	1.6%	8.8	73%	20	8	71%	58%	28	-	-	37%	1.4	60%	61%
Senior Housing	118	0.7%	5.8	89%	16	-	66%	57%	-	-	-	17%	1.7	62%	84%
Total	$ 680	4.1%	$ 5.3		81	$ 27	73%	33%	$ 28	$ -	$ -	25%	1.6	55%	85%

Retail UPB (as of September 30, 2020) ($mm)


56%
$300M
12%
15%
17%
Neighborhood Centers(1)
Single Tenant(2)
Shopping Centers(3)
Other(4)

Retail Descriptions
1. Retail centers < 100,000 sq. ft. – generally anchored by grocery stores
2. Single Tenant – Hardware stores 45% / Pharmacies 33%
3. Power centers
4. Other – includes one regional mall with $14mm in UPB

Hotel UPB[5] (as of September 30, 2020) ($mm)

~78% of balances are from Marriott, Hilton, IHG, and Hyatt flagged franchises


49%
$261M
18%
21%
12%
Luxury
Upper Upscale
Upper Midscale
Upscale

5. Classifications as determined by STR Chain Scales

36

Flagstar Bancorp

MORTGAGE SERVICING MSR portfolio 3rd Quarter 2020 MSR portfolio statistics MSR portfolio characteristics (% UPB) Measure ($mm) 6/30/2020 9/30/2020 Difference By Vintage Unpaid principal balance $29,846 $37,908 $8,062 Fair value of MSR $261 $323 $62 Capitalized rate (% of UPB) 0.87% 0.85% (2) bps 2018 15% 2017 & prior Multiple 2.388 2.487 0.099 2019 11% Note rate 4.00% 3.76% (24) bps 17% Service fee 0.37% 0.34% (3) bps Average Measure ($000) UPB per loan $243 $255 $12 FICO 708 722 14 2020 Loan to value 81.55% 78.31% (324) bps 57% Net return (loss) return on mortgage servicing rights ($mm) $ Return 3Q19 4Q19 1Q20 2Q20 3Q20 By Investor Net hedged profit (loss) $2 $0 $10 $1 $2 Carry on asset 25 23 17 18 30 Run-off (30) (27) (20) (20) (23) GNMA Gross return on the ($3) ($4) $7 ($0) $9 36% mortgage servicing rights Sale transaction & P/L 1 1 (1) (3) 3 Private Fannie Model changes - - - (5) - 2% Net return on the 29% ($2) ($3) $6 ($8) $12 mortgage servicing rights ($) Freddie Average mortgage 33% $292 $287 $252 $242 $292 servicing rights ($) Net return on the -2.7% -4.1% 9.6% -13.5% 16.3% mortgage servicing rights (%) 37

MORTGAGE SERVICING Servicing 3rd Quarter 2020 Servicing Profitability ($mm) 3Q19 4Q19 1Q20 2Q20 3Q20 Net interest income Interest income (FTP) $ 30 $ 27 $ 23 $ 12 $ 7 Interest expense on custodial deposits (1) (25) (22) (19) (8) (2) Total net interest income 5 5 4 4 5 Noninterest income(2) Service fee income 27 28 30 35 39 Ancillary fee income 8 10 9 18 15 Late fee income 5 5 6 2 2 Total noninterest income 40 43 45 55 56 Noninterest expense(3) (31) (31) (36) (38) (41) Earnings before Tax$ 14 $ 17 $ 13 $ 21 $ 20 Average Custodial Deposits ($bn) $ 4.6 $ 4.8 $ 4.8 $ 6.2 $ 7.3 Average Loans Serviced for Others (000's) 988 1,042 1,086 1,062 1,074 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations. 38

MORTGAGE SERVICING

3rd Quarter 2020

Loans with government guarantees (LGG)

LGG UPB end of period ($mm)


Repurchased Loans
Loans Eligible for Repurchase
$607
63
544
$736
70
666
$814
52
762
$1,791
1,067
724
$2,500
1,783
717
9/30/2019
12/31/2019
3/31/2020
6/30/2020
9/30/2020

GNMA MSR UPB end of period ($mm)


$16,326
$15,145
$15,243
$14,971
$13,768
9/30/2019
12/31/2019
3/31/2020
6/30/2020
9/30/2020

LGG Overview

General Overview

- GNMA Loans are eligible to be repurchased, at our option, after no payment has been made for 90 days (whether due to delinquency or forbearance)
- When eligible to be repurchased, accounting rules require us to record a loan and a related liability
- Loans eligible to be repurchased are limited to GNMA loans for which we own the MSR; not eligible to repurchase loans we are subservicing
- Prior to repurchasing the loan, no interest is earned, we continue to make advances and no credit risk is present
- All LGG loans, including loans eligible to be repurchased, are a 20% risk-weighted asset

Impact

- $2.9 B GNMA loans (21%) are in forbearance as of 9/30/2020, of which $1.8 B are recognized on the balance sheet
- No eligible GNMA forbearance loans were repurchased during Q3
- Repurchased loans are able to be pledged as collateral with the FHLB
- Drag on capital, NIM and ROE due to inflated balances created by loans eligible for repurchase; no actual income risk
- Opportunity for re-securitization gains from repurchasing eligible loans, depending on final resolution with GNMA

39 Flagstar Bancorp

MORTGAGE ORIGINATIONS National distribution through multiple channels 3rd Quarter 2020 Residential mortgage originations by channel ($bn) Correspondent Broker Retail Other Bulk Distributed Retail Direct Lending $8.3 $6.6 2.4 $5.8 $6.0 $4.3 $5.5 $3.7 1.1 2.0 2.1 2.0 3.9 1.0 $2.2 $2.1 $2.0 5.9 $1.9 $1.8 0.4 0.5 $1.3 $1.2 $1.1 0.6 3.2 3.8 3.9 3.5 2.7 2.7 1.8 1.6 1.4 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 • 3.4% market share with #8 national ranking(1) • 1.3% market share with #12 national ranking(1) • 87 retail locations in 29 states • More than 1,100 correspondent partners • 1,300 broker relationships • Direct Lending is 26% of retail volume • Top 10 relationships account for 17% of overall • Top 10 relationships account for 21% of overall correspondent volume brokerage volume • Warehouse lines with 300 correspondent relationships 1. Data source: As reported by Inside Mortgage Finance for 12M20 published August 28,2020. 40

Flagstar has a scalable origination platform that drives MORTGAGE ORIGINATIONS profitability in almost any mortgage origination market 3rd Quarter 2020 U.S. residential mortgage origination market (historical and projected volumes) 5.9 $ in trillions 4.6 4.3 4.1 3.8 3.7 3.6 3.2 3.1 2.5 2.5 2.4 2.3 2.3 2.2 2.2 2.1 2.1 2.0 2.0 1.9 1.8 1.8 1.7 1.7 1.6 1.6 1.5 1.4 1.3 1.3 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020F 2021F Nominal ($) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.6 2.3 3.6 2.5 Real(1) ($) 1.0 1.6 1.8 1.3 1.1 1.3 1.3 2.6 2.1 1.7 3.2 4.0 5.3 3.7 3.9 3.5 2.9 1.8 2.4 2.0 1.6 2.3 2.0 1.4 1.8 2.2 1.8 1.7 2.3 3.6 2.5 Adjusted(2)($) 1.3 2.0 2.2 1.6 1.3 1.5 1.6 3.1 2.4 1.9 3.7 4.6 5.9 4.1 4.3 3.8 3.2 2.0 2.5 2.1 1.7 2.3 2.1 1.4 1.8 2.2 1.8 1.7 2.3 3.6 2.5 Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae Freddie Mac and Mortgage Bankers Association. 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2019 = 100). 41 2. Adjusted for population growth as reported by the U.S. Census Bureau (2018 = 100).

FINANCIAL PERFORMANCE Financial performance 3rd Quarter 2020 ● Solid growth in banking and subservicing has created more stable earnings ● Focus on efficiency and expense management Revenue Composition and Earnings Metrics Percentage Percentage Revenue (millions) 9/30/2019 9/30/2020 of Revenue Increase Community Banking$ 347 $ 439 30% 27% Mortgage Servicing 124 169 12% 36% Subtotal 471 608 41% 29% Mortgage Origination 379 942 63% NM Other(1) (16) (66) -4% NM Total$ 834 $ 1,484 100% 78% Diluted Earnings per Share(1) $ 2.46 $ 6.71 NM Return on Average Assets(1) 1.0% 2.0% (1) Return on Average Tangible Common Equity 14.0% 28.6% 1. Non-GAAP number for YTD 2019. Number shown excludes $25 million DOJ benefit. Please see reconciliations on page 48 - 49. 42

FINANCIAL PERFORMANCE Quarterly results 3rd Quarter 2020 Quarterly revenue ($mm) Quarterly adjusted noninterest expense ($mm) (5)(1) (2) (1) (2) (3) Non-Mortgage Revenue Mortgage Revenue(3) Non-Mortgage NIE Mortgage NIE Mortgage expense 1.22% $632 1.11% 1.12% 1.12% $546 1.02% $296 $305 426 $238 $240 $235 364 $317 $314 $305 149 148 102 104 96 160 153 145 206 136 136 139 147 157 157 161 160 182 (6) 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Quarterly noninterest expense ($mm) and efficiency ratio Noninterest expense Efficiency ratio 78% 77% 75% $296 $305 $238 $245 $235 54% 48% 3Q19 4Q19 1Q20 2Q20 3Q20 1. Includes Servicing segment 2. Includes direct allocations. 43 3. As a percentage of that period’s close volume

CAPITAL AND LIQUIDITY Balance sheet composition 3rd Quarter 2020 3Q20 average balance sheet (%) 1% Cash 10% Agency MBS ~67% of assets are in 16% Mortgage loans 43% lower risk-content held-for-investment Deposits excluding assets: cash, marketable custodial deposits securities, warehouse loans, loans held-for-sale 20% and freshly-originated, Loans held-for-sale high-FICO conforming mortgages underwritten by Flagstar 20% 26% Warehouse loans Custodial deposits Efficiently funds loans held-for-sale and warehouse loans Attractive relationship 12% lending with very low 23% FHLB borrowings delinquencies Commercial loans and Other LHFI (1) 2% Other long-term debt 9% Other liabilities Primarily low risk, stable 1% MSR assets (FHLB stock, BOLI, 9% 8% Equity premises & equipment, Other assets deferred tax asset, etc.) Assets Liabilities & Equity 1) Other LHFI includes home equity and other consumer loans. 44

CAPITAL AND LIQUIDITY
3rd Quarter 2020

Liquidity and funding

Adjusted HFI loan-to-deposit ratio[1]


82%
85%
86%
85%
75%
3Q19
4Q19
1Q20
2Q20
3Q20

Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
23%
12%
11%
6/30/2020
20%
10%
9%
9/30/2020

Commentary

- Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)
- Over $1.7 billion of additional borrowing capacity through the discount window

1. Adjusted HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). Please see non-GAAP reconciliations on page 48 - 49.
2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

45
Flagstar Bancorp

CAPITAL AND LIQUIDITY Interest rate risk 3rd Quarter 2020 • Flagstar’s net interest income remains asset sensitive due to pay fixed interest rate swaps Earnings at Risk Economic Value of Equity 46

Valuation metrics 3rd Quarter 2020 Observation: FBC trades at a discount to its banking peers • All 6 analysts have a buy rating as of October 2020 (3-strong buy / 3-buy) • Consensus price target of $39.50 – currently trading at 80% of current price target Market / tangible book value FBC valuation vs. SNL U.S. Bank and Thrift Index Market value gap: ~$0.6B 73% 68% 3/31/2019 6/30/2019 9/30/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2018 12/31/2019 Source: SNL Financial; as of 10/15/2020 47

NON-GAAP RECONCILIATION
3rd Quarter 2020

Non-GAAP reconciliation

$mm

Adjusted ROA, ROE and ROTCE

	9 Months ended September 30, 2019
Return on Average Assets	1.1%
Adjustment to remove DOJ benefit (net of tax)	-0.1%
Adjusted Return on Average Assets	**1.0%**
Return on average tangible common equity	15.3%
Adjustment to remove DOJ benefit (net of tax)	-1.3%
Adjusted return on tangible Commmon Equity	**14.0%**

Tangible Book Value per Share and Tangible Common Equity to Assets Ratio

	As of September 30, 2020	As of June 30, 2020	As of September 30, 2019
Total stockholders' equity	$ 2,195	$ 1,971	$ 1,734
Goodwill and intangible assets	160	164	174
Tangible book value	$ 2,035	$ 1,807	$ 1,560
Number of common shares outstanding	57,150,470	56,943,979	56,510,341
Tangible book value per share	**$ 35.60**	**$ 31.74**	**$ 27.62**

Adjusted HFI Loan-to-Deposit Ratio

	As of September 30, 2020	As of June 30, 2020	As of March 31, 2020	As of December 31, 2019	As of September 30, 2019
Average LHFI	$ 14,839	$ 13,596	$ 11,823	$ 12,168	$ 11,743
Less: Average warehouse loans	5,697	3,785	2,310	2,747	2,508
Adjusted average LHFI	$ 9,142	$ 9,811	$ 9,513	$ 9,421	$ 9,235
Average deposits	$ 19,561	$ 17,715	$ 15,795	$ 15,904	$ 15,817
Less: Average custodial deposits	7,347	6,223	4,776	4,772	4,550
Adjusted average deposits	$ 12,214	$ 11,492	$ 11,019	$ 11,132	$ 11,267
HFI loan-to-deposit ratio	75.9%	76.7%	74.9%	76.5%	74.2%
Adjusted HFI loan-to-deposit ratio	**74.8%**	**85.4%**	**86.3%**	**84.6%**	**82.0%**

48
Flagstar Bancorp

NON-GAAP RECONCILIATION Non-GAAP reconciliation (continued) 3rd Quarter 2020 $mm Adjusted net interest margin 3 Months ended 9 Months ended September 30, 3 Months ended September 30, 2020 June 30, 2020 2020 Net interest margin 2.78% 2.86% 2.81% Adjustment to LGG loans available for repurchase 0.16% 0.02% 0.07% Adjusted net interest margin 2.94% 2.88% 2.88% Adjusted Net Interest Income, Noninterest Income 3 Months ended 3 Months ended December 31, 3 Months ended December 31, 2019 March 31, 2019 2018 Net Interest income $ 152 Adjustment to remove hedging gains 29 Adjusted Net Interest Income $ 123 Noninterest expense$ 245 $ 191 Adjustment to remove Wells Fargo acquisition cos - 1 Discrerionary items 5 - Adjusted Noninterest Expense$ 240 $ 190 Adjusted Diluted Earnings per Share September 30, 2019 Diluted Earnings per Share$ 2.80 Adjustment to remove DOJ benefit (net of tax) (0.34) Adjusted Diluted Earnings per Share$ 2.46 49